Exhibit 10.5







          February 28, 1994


          LADD Furniture, Inc.
          One Plaza Center - Box HP3
          High Point, NC  27261-1500
          Attention:     William S. Creekmuir, Senior Vice
        President and Chief Financial Officer

        RE:   $15 Million Committed Line of Credit

          Ladies/Gentlemen:

          LADD Furniture, Inc., a North Carolina corporation (the "Borrower"), has requested that PNC Bank, National Association (the "Bank") make available to it a $15,000,000 unsecured, committed line of credit (the "Line of Credit"). The Bank is willing to establish the Line of Credit upon the following terms and conditions:

          1. The Line of Credit shall be available for a period of one year from the date hereof to February 28, 1995 (the "Termination Date"). During the period of the Line of Credit, the Borrower shall have the right to borrow, repay and reborrow amounts hereunder; provided that principal amounts outstanding and all accrued unpaid interest under the Line of Credit shall be repaid in full on or before the Termination Date.

          2. The maximum aggregate principal amount outstanding under the Line of Credit shall at no time exceed $15,000,000. The Borrower's obligation to repay shall be evidenced by a Line of Credit Note substantially in the form of Exhibit "A" hereto (the "Line of Credit Note"). Repayment of the Line of Credit Note shall be guaranteed by the companies listed on Schedule 1 hereto and by any other company which may become a "Material Subsidiary" as defined in the Credit Agreement dated as of January 15, 1993 among the Borrower, The Chase Manhattan Bank (National Association) as Agent, the Banks parties thereto (the "Existing Banks") and the Guarantors (the "Existing Credit Agreement"), pursuant to a Guaranty and Suretyship Agreement substantially in the form of Exhibit "B" hereto (the "Guaranty Agreement"). This Letter Agreement, the Line of Credit Note and the Guaranty Agreement are collectively referred to as the "Loan Documents".

          3. Upon the Borrower's application and subject to the Borrower's compliance with all of the provisions of this letter agreement (the "Agreement"), the Bank will make an advance to the Borrower under the Line of Credit in such an amount or amounts as the Borrower may request (the "Line of Credit Loans").







          4. The proceeds of the Line of Credit Loans shall be used by the Borrower as direct extensions of credit from the Bank to fund working capital needs of the Borrower and other general corporate purposes.

          5. All amounts outstanding under the Line of Credit shall bear interest at a rate per annum selected by the Borrower from the interest rate options set forth below; it being understood that the Borrower may select different options to apply simultaneously to different portions of the Line of Credit Loans and may select up to four (4) different interest periods to apply simultaneously to different portions of the Line of Credit Loans bearing interest at the As Offered Rate or Euro-Rate as set forth below.


   (i) As Offered Rate.  A rate per annum (computed on the
   basis of a  year of 360  days and the actual  number of
   days   elapsed),   determined   in   the   Bank's  sole
   discretion, as offered from time to time by the Bank to the Borrower as the rate at which the Bank would advance funds to the Borrower in the principal amount requested for the interest period requested (the "As
   Offered Rate").

   (ii) Prime Rate.   A  rate per annum  (computed on  the
   basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the rate of interest announced from time to time by the Bank at its principal office as its prime rate, which rate may not be the lowest interest rate then being charged commercial borrowers by the Bank (the "Prime
   Rate").

   (iii) Euro-Rate. A rate of interest per annum (computed
   on  the basis  of a  year of  360  days and  the actual
   number of days  elapsed) equal  to the sum  of (A)  the
   rate at  which deposits in U.S. dollars  are offered to
   the Bank  in the London  Interbank Market plus  (B) the
   Applicable  Margin  for  Eurodollar  Loans  defined and
   determined as set forth in Section 1.01 of the Existing
   Credit   Agreement,  for   the   Interest  Period   (as
   hereinafter defined) in an  amount equal to the advance
   and having  a comparable  maturity as determined  at or
   about 11 a.m. (London time)  two Business Days prior to
   the  commencement of  the Interest  Period (the  "Euro-
   Rate").   For the  purpose hereof, the  following terms
   shall have the following  meanings:  (x) "Business Day"
   shall mean a day  on which banks are open  for business
   in Pittsburgh, Pennsylvania  and on which  transactions
   are conducted  in the London Interbank  Market; and (y)
   "Interest  Period" shall mean the period of one, two or
   three months selected by the Borrower commencing on the
   date of disbursement of  an advance and each successive
   period selected  by the Borrower  thereafter; provided,
   that if an Interest  Period would end on a day which is
   not a Business Day, it shall end on the next succeeding
   Business Day,  unless such day falls  in the succeeding
   calendar month in which  case the
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   Interest Period shall
   end on the next preceding Business Day. In no event shall any Interest Period end on a day after the Expiration Date.

          The Borrower shall pay accrued interest on the unpaid principal balance of the Note in arrears: (i) for the portion of Line of Credit Loans bearing interest at the Prime Rate on the last Business Day of each December, March, June and September of each year during the term hereof, (ii) for the portion of Line of Credit Loans bearing interest at the Euro-Rate or As Offered Rate, on the last day of each Interest Period, and (iii) for all Line of Credit Loans, at maturity, whether by acceleration or otherwise of the Note, and after maturity, on demand until paid in full.

          6. The Borrower shall notify the Bank of each election of an interest rate option, each conversion from one interest rate option to another, the amount of the Loans then outstanding to be allocated to each interest option and where relevant the Interest Periods. Any such communication may be oral or written and if oral, it shall be followed immediately by written confirmation of such interest rate option election executed by an authorized officer of the Borrower.

          7. After the principal amount of all or any part of the Line of Credit Loans shall have become due and payable, whether by acceleration or otherwise, all the Loans shall bear interest at a rate per annum which shall be 200 basis points (2%) per annum above the rate otherwise in effect under the Prime Rate option, Euro-Rate option or As-Offered Rate option, as applicable.

          8.  Notwithstanding anything to the contrary herein:

   (a) On written demand, together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Line of Credit Loans by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

   (b)  The Borrower agrees  to indemnify the  Bank against any loss or expense which the Bank, as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any As Offered Rate portion or any Euro-Rate portion of the Loans on a day other than the last day of the applicable Interest Period, may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such As Offered Rate portion or Euro-Rate portion or any part thereof. The Bank's determination of an amount payable under this subparagraph (b) shall, in the absence of manifest error, be conclusive and shall be payable on demand.

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          9.  Beginning on March 31, 1994 and continuing on the last day of each calendar quarter thereafter until the Termination Date, the Borrower shall pay a facility fee to the Bank, in arrears, at the rate of twenty-five (25) basis points per annum on the average daily unused portion of the Line of Credit during the calendar quarter then ending. The facility fee shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed.

          10. Each request for an advance under the Line of Credit shall constitute, as of the time made, a certification by the Borrower that the Borrower shall have performed and complied with all agreements and conditions herein required under this Letter Agreement, and at the time of the advance, no condition or event shall exist which constitutes an Event of Default.

          11. As conditions to the establishment of the Line of Credit, the Borrower shall provide to the Bank the following:

 (a) this Agreement and the Line of Credit Note, duly executed by the Borrower;

 (b)  The Guaranty Agreement, executed by the Guarantors; and

 (c) evidence of the due authorization by the Borrower of this Agreement and the Line of Credit Note and by the Guarantors of the Guaranty Agreement, an opinion of counsel to the Borrower and the Guarantors and such other instruments as the Bank shall reasonably require in form and substance satisfactory to the Bank.

          12. The Bank shall open and maintain on its books a loan account in the name of the Borrower with respect to advances, payments and the computation and payment of interest, fees and other amounts due hereunder. Such loan account shall be conclusive and binding on the Borrower as to the amount at any time due to the Bank from the Borrower except in the case of error in computation.

          13.  Covenants.   Unless waived in  writing by the  Bank or until
          payment in full and termination of the Line of Credit:

   (a)  The  Borrower   will  promptly  submit   to  Bank  such
          information relating to the Borrower or any Guarantor as the Bank may reasonably request.

   (b) The Borrower will comply with the financial covenants set forth in Sections 8.10, 8.11, 8.12, 8.13 and 8.16 of the Existing Credit Agreement. In the event that the Existing Banks approve any amendment to or waiver of any of these covenants that the Bank does not approve, then the Bank at its option may terminate this Line of Credit 90 days after notice to the Borrower and any and all advances will be due and payable on such early termination date.


                             -4-



   (c) The Borrower will provide to Bank with copies of all financial reports and notices provided to the Banks under Sections 8.01 or 8.02 of the Existing Credit Agreement at the same time sent to the Banks.

          14.  Representations,  Warranties  and  Other  Agreements.    The
          Borrower represents and warrants to the Bank as follows:

   (a)  It  has the power  to make and  carry out the  terms of this  Agreement and has  taken all necessary  corporate action to
          authorize   the  execution,  delivery  and  performance  of  this
          Agreement.

   (b)  This   Agreement   constitutes   the  legally   binding
          obligation of the Borrower enforceable in accordance with its terms.

   (c)  The making  and performance of this  Agreement does not and will not violate in any respect any provisions of (i) any federal, state or local law or regulation or any order or decree of any federal, state or local governmental authority, agency or court, or (ii) the organizational documents of the Borrower or of any of its subsidiaries, or (iii) any mortgage, contract or other undertaking to which the Borrower is a party or which is binding upon the Borrower or any of its subsidiaries or any of their respective assets, and does not and will not result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of their respective assets pursuant to the provisions of any such mortgage, contract or other undertaking.

   (d)  No  Default or  Event  of  Default  as defined  in  the
          Existing Credit Agreement has occurred and is continuing. The Borrower further represents and warrants that none of the exceptions described in Schedule II to the Existing Credit Agreement has any material adverse effect on the consolidated financial condition, operations, business or prospects of the Borrower and its consolidated subsidiaries taken as a whole.

          15. Events of Default and Remedies. The occurrence of any of the following described events will constitute an "Event of Default" hereunder:

      (a) Any failure of the Borrower to make any payment of principal, interest or other amounts when due under this Line of Credit or under any other obligations of the Borrower to the Bank;

      (b) Any failure of the Borrower or any Guarantor to comply fully with all of the terms, covenants and conditions of the Loan Documents, or any breach of any representation or warranty under the Loan Documents; or

      (c)   Any  Event of  Default  under the  Existing  Credit
          Agreement.

                             -5-


   Upon  the occurrence of an  Event of Default:   (i) the Bank
          shall be under no further obligation to make advances  hereunder;
          (ii) if  an Event of  Default specified in  clause (f) or  (g) of
          Section 9 of the Existing Credit Agreement shall occur, the outstanding principal balance or the Line of Credit Loans and accrued interest together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, the Note will bear interest at the applicable default rate specified herein from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

          16. The Borrower agrees to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket expenses (including but not limited to reasonable attorney's fees and expenses of the Bank's counsel) incurred by the Bank in connection with the enforcement of the Loan Documents.

          17. All notices required to be sent to the parties hereto shall be sent to the following addresses, by hand delivery, overnight courier, facsimile transmission (with confirmation of receipt) or other means of electronic data communication or by the United States mail, first class postage prepaid:

   (a)  Bank
                  PNC Bank, National Association
                  One PNC Plaza
                  Pittsburgh, PA  15265
                  Attn:  Southeast Group
                  Facsimile:     (412) 762-6484
                  Telephone:     (412) 762-8746
   (b)  Borrower
                  LADD Furniture, Inc.
                  One Plaza Center - Box HP3
                  High Point, NC 27261-1500
                  Attn:  William S. Creekmuir
                  Facsimile:     (910) 888-6050
                  Telephone:     (910) 889-0333

          18. The Borrower agrees that any action or proceeding arising out of or relating to this Agreement and the Line of Credit Note may be commenced in the United States District Court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania and the Borrower agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the Borrower
                             -6-



          at  the Borrower's address as provided  herein or
          as otherwise provided under the laws of the Commonwealth of Pennsylvania. The Borrower hereby waives any claim that either Pittsburgh, Pennsylvania or the Western District of Pennsylvania is an inconvenient forum or that either of the aforementioned courts lacks proper venue for any action arising out of any transaction involving this Letter Agreement and the Line of Credit Note. The Borrower also waives any and all rights it may have to a trial by jury in any action, proceeding or claim it may have relating to Loan Documents.

          19. This Agreement and the Line of Credit Note shall be governed by the laws of the Commonwealth of Pennsylvania, except conflict of law rules. This Letter Agreement may be executed in counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original.



          If the foregoing accurately reflects the understanding of the parties, please execute the duplicate original of this Letter Agreement and return it to me.

                            Very truly yours,

                            PNC BANK, NATIONAL ASSOCIATION


                            By________________________
                              James A. Fink, Vice President
                              Southeast Group

          Accepted this 28th day of
          February, 1994

          LADD FURNITURE, INC.


          By________________________________
          Title_____________________________



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